UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 21, 2014

ADVANCED CANNABIS SOLUTIONS, INC.

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4445 Northpark Drive, Suite 102, Colorado Springs, CO
(Address of principal executive offices, including zip code)

(719) 590-1414

 (Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02   Unregistered Sales of Equity Securities.

On October 21, 2014, 6565 E. Evans Owner, LLC (“6565”), a wholly-owned subsidiary of Advanced Cannabis Solutions, Inc. (the “Company”) purchased a 15,734 square foot commercial real estate property located in Denver, Colorado for total consideration of $1,050,000.

6565’s purchase was financed in part by a 14% promissory note issued to Evans Street Lendco, LLC (“Evans Street”) with a principal balance of $600,000 which expires two years after its initial issuance date.  In connection with the promissory note issued to Evans Street, the Company also issued Evans Street warrants (the “Warrants”) to purchase 600,000 shares of the Company’s common stock at a conversion price of $4.40 per share, subject to customary adjustments in the event of reclassification of the Company, consolidation of the Company, merger, subdivision of shares of the company’s common stock, combination of shares of the Company’s common stock or payment of dividends in the form of the Company’s common stock.  The Warrants expire two years after their initial issuance date.

The Warrants are not registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state and were issued in reliance on the exemption from registration afforded by Section 4(a)(2) of the Securities Act and corresponding provisions of state securities laws which exempt transactions by an issuer not involving any public offering.

The foregoing description of the Warrants is not complete and is qualified in its entirety by reference to Exhibit 10.1, below.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 27, 2014, Mr. Christopher Taylor resigned from his position as Chief Financial Officer of the Company, and Mr. Taylor transitioned to the position of Vice President of Business Development, where he will be responsible for the management and operations of the property purchased by 6565.  Mr. Taylor’s resignation is not in connection with any known disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Also on October 27, 2014, the Company’s board of directors appointed Mr. Brian J. Kozel to serve as the Company’s Chief Financial Officer and Vice President of Finance.  There is no family relationship between Mr. Kozel and any of our other officers and directors. There are no understandings or arrangements between Mr. Kozel and any other person pursuant to which Mr. Kozel was appointed as the Company’s Chief Financial Officer.  The Company intends to file the agreements regarding Mr. Kozel’s compensatory arrangements once such agreements are finalized.

Item 7.01     Regulation FD Disclosure.

Also on October 27, 2014, the Company issued a press release regarding 6565’s real estate purchase and the issuance of the Warrants.  A copy of the Company’s press release is attached hereto as Exhibit 99.1.

The Securities and Exchange Commission encourages registrants to disclose forward-looking information so that investors can better understand the future prospects of a registrant and make informed investment decisions. This Current Report on Form 8-K and exhibits may contain these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and which involve risks, uncertainties and reflect the Registrant’s judgment as of the date of this Current Report on Form 8-K. Forward-looking statements may relate to, among other things, operating results and are indicated by words or phrases such as “can,” “expects,” “should,” “will,” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this Current Report on Form 8-K. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented within.

The information in this Current Report on Form 8-K furnished pursuant to Items 7.01 and the press release included as Exhibit 99.1 of Item 9.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. This information shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933, as amended. The furnishing of the information in this Current Report on Form 8-K is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information contained in this Current Report on Form 8-K constitutes material investor information that is not otherwise publicly available.

Item 9.01       Financial Statements and Exhibits.

(d)     Exhibits.

Exhibit No.	Description
10.1	Common Stock Warrant dated October 21, 2014

99.1	Press release dated October 27, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: October 27, 2014

Advanced Cannabis Solutions, Inc.

By:	/s/ Robert Frichtel
Name:	Robert Frichtel
Title:	Chief Executive Officer